UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 3, 2009
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 North Riverview Drive Anaheim, California	92808

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 283-6500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On August 3, 2009, Fremont General Corporation (the “Company”) entered into a stipulation and agreement (the “Stipulation”) with The Bank of New York Mellon (“BNY Mellon”) to settle the outstanding litigation discussed below and resolve an approximately $20.1 million proof of claim filed by BNY Mellon on or about November 4, 2008 in the Company’s bankruptcy proceedings in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”). The Stipulation has been entered into as part of the Company’s ongoing initiative to resolve contingent and unliquidated claims, including various litigation matters. As discussed below, the Stipulation is subject to Bankruptcy Court approval.
     In December 2003, BNY Mellon filed a lawsuit in the United States District Court for the Central District of California (the “Pre-Petition Litigation”) against the Company, as the indirect parent company of Fremont Indemnity Company and Industrial Indemnity Company (collectively referred to herein as “Fremont Indemnity”), seeking compensatory damages of not less than $14 million. Fremont Indemnity Company and Industrial Indemnity Company were California insurance companies that provided workers’ compensation policies to employers in several states, including California and New York. BNY Mellon asserted claims for damages allegedly incurred as a result of the Company’s withdrawal of approximately $14 million from custodial accounts that Fremont Indemnity maintained at BNY Mellon pursuant to custodial agreements. New York insurance law required that Fremont Indemnity and Industrial Indemnity maintain such custodial accounts at a New York bank in trust for the benefit of their policyholders as a condition to offering workers’ compensation insurance in New York. By requiring insurance carriers to maintain such custodial accounts, the New York Insurance Department ensures that the carriers have adequate funds to pay any claims in the event that the insurance carriers become insolvent. The custodial agreements named BNY Mellon as the custodian and barred BNY Mellon from releasing funds without a written request from Fremont Indemnity and written approval from the Superintendent of Insurance of the State of New York (the “Superintendent”). Pursuant to New York insurance law, the custodian is accountable to the Superintendent for the safekeeping of the securities and cash reserves held by it under any such custodial agreements.
     In September 2000, the Company, acting as Fremont Indemnity’s investment manager, gave BNY Mellon a standing order to transfer all cash in the custodial accounts to Fremont Indemnity’s non-custodial accounts at J.P. Morgan Chase. After the California Department of Insurance commenced conservation proceedings against Fremont Indemnity, the New York Insurance Department contacted BNY Mellon asking for an accounting of the funds in the custodial accounts. Since all funds had been transferred, the Superintendent demanded the funds from BNY Mellon as custodian. On March 3, 2004, BNY Mellon entered into a settlement agreement with the state of New York to pay $13,939,999.90 in principal and $580,833.31 in interest. As part of this settlement, the Superintendent assigned any claims it allegedly had against the Company and Fremont Indemnity to BNY Mellon and BNY Mellon filed the Pre-Petition Litigation against the Company.

     The Pre-Petition Litigation was stayed by the Company’s bankruptcy proceeding. Based on the allegations against the Company in the Pre-Petition Litigation, BNY Mellon filed a proof of claim in the bankruptcy proceeding in the amount of approximately $20.1 million, which included assumed prejudgment interest of over $6 million.
     The Stipulation will only become effective after the occurrence of the following events: (i) the Company files a motion requesting that the Bankruptcy Court approve the Stipulation, which the Company expects to timely file; (ii) the Bankruptcy Court issues an order approving the Stipulation (the “Order”); and (iii) the Order becomes a final, non-appealable order. The date when all of the conditions set forth in (i) through (iii) are satisfied will be the “Effective Date.”
     In consideration of the aggregate and integrated final settlement of all claims and disputes between them, the Company and BNY Mellon agreed to the following:
     Allowed General Unsecured Claim: On the Effective Date, BNY Mellon will be allowed for purposes of voting on any proposed plan of liquidation or reorganization, as the case may be, in the Company’s bankruptcy case (the “Chapter 11 Plan”) and receiving any distributions made pursuant to such Chapter 11 Plan or otherwise in the Company’s bankruptcy case, a general unsecured non-priority claim against the Company in the amount of $10.0 million (the “Allowed Claim”). However, upon BNY Mellon’s actual receipt of distributions from the Company’s bankruptcy estate totaling $6.5 million, if received prior to October 31, 2009, or $7.0 million prior to June 30, 2010, the Allowed Claim shall be deemed to be satisfied in full, and BNY Mellon shall have no further right to any distributions or payment from the Company’s bankruptcy estate. The Allowed Claim shall be the sole and exclusive right to payment that BNY Mellon will have against the Company’s bankruptcy estate or otherwise.
     Dismissal of the Pre-Petition Litigation: As soon as is practicable after the Effective Date, BNY Mellon will cause the Pre-Petition Litigation to be dismissed with prejudice, with the Company and BNY Mellon to bear their own respective attorneys’ fees and costs.
     Exchange of Releases: Except for the agreements and obligations expressly undertaken or to be performed under the Stipulation, on the Effective Date, in consideration of the payments and other consideration recited in the Stipulation, BNY Mellon and the Company will mutually release, acquit, and forever discharge each other and certain related parties from any and all past, present, and future claims, arising in whole or in part out of any facts, circumstances, or events in existence on or before the Effective Date.
     The claims released by BNY Mellon include all rights and claims assigned to BNY Mellon by the Superintendent pursuant to the terms of the March 3, 2004 settlement agreement that could be asserted by BNY Mellon against the Company and certain related parties. The release does not include any rights, claims and causes of action assigned to BNY Mellon against, and only against, Fremont Indemnity and their successors, assigns, receivers, liquidators and estates, including the California Department of Insurance, as statutory liquidator of Fremont Indemnity.

     Documents filed with the Bankruptcy Court, including those related to the Stipulation
     The documents filed with the Bankruptcy Court that relate to the Stipulation, as well as other documents filed with the Bankruptcy Court in connection with the Company’s bankruptcy case (other than documents filed under seal or otherwise subject to confidentiality protections), will be accessible at the Bankruptcy Court’s Internet site, www.cacd.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. Additional information may also be found at the Company’s website at www.fremontgeneral.com under “Restructuring Information” where you will find the following link www.kccllc.net/fremontgeneral. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.
     Cautionary Statement Regarding Forward Looking Statements
     Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, the outcome of litigation concerning certain causes of action of the Company, the results of the Company’s review of submitted claims and the Company’s ability to resolve contingent and unliquidated claims. Additional information on these and other factors is contained in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: August 3, 2009	By:	/s/ Richard A. Sanchez
		Name:	Richard A. Sanchez
		Title:	Interim President and Chief Executive Officer